EXHIBIT 21

                      Fifth Third Bancorp Subsidiaries

                                                              Jurisdiction
                                                                   of
Name                                                         Incorporation
- ----                                                         -------------

The Fifth Third Bank                                             Ohio

      The Fifth Third Company                                    Ohio

      The Fifth Third Leasing Company                            Ohio

      Fifth Third Securities, Inc.                               Ohio

      Midwest Payment Systems, Inc.                              Ohio

Fifth Third Kentucky Bank Holding Company                        Kentucky

      Fifth Third Bank of Kentucky, Inc.                         Kentucky

      The Fifth Third Savings Bank of Western Kentucky, FSB      Federal

The Fifth Third Bank of Columbus                                 Ohio

The Fifth Third Bank of Northwestern Ohio,
   National Association                                          Federal

The Fifth Third Bank of Southern Ohio                            Ohio

The Fifth Third Bank of Western Ohio                             Ohio

Fifth Third Bank of Northern Kentucky, Inc.                      Kentucky

The Fifth Third Bank of Central Indiana                          Indiana

The Fifth Third Bank of Southeastern Indiana                     Indiana

Fifth Third Trust Co. & Savings Bank, FSB                        Federal

Fifth Third Community Development Company                        Ohio

Fifth Third Investment Company                                   Ohio

Fountain Square Insurance Company                                Arizona